Exhibit 10.46

FIFTH AMENDMENT

to Seitel, Inc. Revolving Credit Agreement

This Fifth Amendment dated as of March 16, 2001 (this "Fifth Amendment") is among Seitel, Inc., a Delaware corporation (the "Borrower"), the lenders set forth on the signature pages hereto (the "Lenders") and Bank One, NA, formerly known as The First National Bank of Chicago, individually and as agent for the Lenders (in such capacity, the "Agent").

FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless amended pursuant hereto or unless the context otherwise requires, all terms used herein which are defined in the Revolving Credit Agreement dated as of July 22, 1996 (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement") among the Borrower, the Agent and the Lenders shall have the meanings assigned to them in the Credit Agreement.

2. Amendments. Upon the satisfaction of the conditions precedent set forth in Section 4 of this Fifth Amendment and effective as of the date hereof, the Credit Agreement shall be amended as follows:

(a) The definition of "Facility Termination Date" set forth in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

"'Facility Termination Date' means June 15, 2001 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof."

(b) The definition of "Applicable Commitment Fee" set forth in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

"'Applicable Commitment Fee' means 0.30% per annum."

(c) The definition of "Applicable Margin" set forth in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

"'Applicable Margin' means 1.25% per annum with respect to Eurodollar Loans and 0.00% per annum with respect to Floating Rate Loans."

3. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates as of the date hereof the representations and warranties set forth in Article V of the Credit Agreement, provided that, with respect to the representations and warranties set forth in Section 5.6, the reference to "March 31, 1996" therein shall be deemed to read "September 30, 1999," and with respect to the representations and warranties set forth in Section 5.15, the references to "May 1, 1997" therein shall be deemed to be a reference to the date of this Fifth Amendment."

4. Conditions Precedent. This Fifth Amendment and the amendments to the Credit Agreement provided for in Section 2 hereof shall become effective as of the date hereof when all of the following conditions precedent shall have been satisfied:

(a) The Agent shall have received counterparts of this Fifth Amendment duly executed and delivered by the Borrower and by all of the Lenders and consented to by all of the Subsidiary Guarantors.

(b) The Agent shall have received from the Borrower a certificate of a Senior Financial Officer attaching and certifying resolutions adopted by the Board of Directors of the Borrower authorizing the execution and delivery by the Borrower of this Fifth Amendment and the extension of the Facility Termination Date provided for herein.

(c) No Default or Unmatured Default shall have occurred and be continuing.

5. Effect on the Credit Agreement. Except to the extent of the amendments expressly provided for herein, all of the representations, warranties, terms, covenants and conditions of the Loan Documents (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Fifth Amendment, all references in the Credit Agreement (including references in the Credit Agreement as amended by this Fifth Amendment) to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Credit Agreement as amended by this Fifth Amendment.

6. Entire Agreement. This Fifth Amendment, the Credit Agreement as amended by this Fifth Amendment and the other Loan Documents embody the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

7. APPLICABLE LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8. Headings. The headings, captions and recitals used in this Fifth Amendment are for convenience only and shall not affect the interpretation of this Fifth Amendment.

9. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first above written.

SEITEL, INC.

By:	/s/ Debra D. Valice
Debra D. Valice Executive Vice President - Chief Financial Officer

BANK ONE, NA, f/k/a The First National Bank of Chicago and successor by merger to Bank One, Texas, N.A., individually and as Agent

By:	/s/ Helen A. Carr
First Vice President

ACKNOWLEDGMENT AND CONSENT BY SUBSIDIARY GUARANTORS

Each of the undersigned Subsidiary Guarantors (i) acknowledges its receipt of a copy of and hereby consents to all of the terms and conditions of the foregoing Fifth Amendment, and (ii) reaffirms its obligations under the Subsidiary Guaranty dated as of July 22, 1996 in favor of Bank One, NA, formerly known as The First National Bank of Chicago, as agent.

SEITEL DELAWARE, INC.
SEITEL GEOPHYSICAL, INC.
DDD ENERGY, INC.
SEITEL GAS & ENERGY CORP.
SEITEL POWER CORP.
SEITEL NATURAL GAS, INC.
MATRIX GEOPHYSICAL, INC.
EXSOL, INC.
DATATEL, INC.
SEITEL OFFSHORE CORP.
GEO-BANK, INC.
ALTERNATIVE COMMUNICATIONS ENTERPRISES, INC.
SEITEL INTERNATIONAL, INC.
AFRICAN GEOPHYSICAL, INC.
By:	/s/ Debra D. Valice
Debra D. Valice Vice President

SEITEL DATA CORP.
By:	/s/ Lisa Oakes
Lisa Oakes Vice President

SEITEL MANAGEMENT, INC.
By:	/s/ Debra D. Valice
Debra D. Valice President

SEITEL DATA LTD.
By:	Seitel Delaware, Inc., its general partner
	By:	/s/ Debra D. Valice
Debra D. Valice Vice President